                                  Exhibit 2.4




                            CONCORD BEVERAGE COMPANY

                        AND THE VINTAGE BEVERAGE SEGMENTS

                                OF ITS AFFILIATES



                          Combined Financial Statements
                      Nine months ended September 30, 2000

CONCORD BEVERAGE COMPANY AND THE VINTAGE
BEVERAGE SEGMENTS OF ITS AFFILIATES

COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

For the nine months ended September 30, 2000

Net sales                                          $66,096,429

Cost of sales                                       46,988,369
                                                   -----------

GROSS PROFIT                                        19,108,060

Operating expenses                                  13,610,841
                                                   -----------

INCOME FROM OPERATIONS                               5,497,219

Other income, net                                      171,729
                                                   -----------

INCOME BEFORE ITEMS BELOW                            5,668,948

Payments in lieu of taxes                            3,540,546
                                                   -----------

INCOME BEFORE STATE & LOCAL TAXES                    2,128,402

State & local taxes                                    152,710
                                                   -----------

NET INCOME                                           1,975,691

OTHER COMPREHENSIVE INCOME -
  UNREALIZED LOSSES ON SECURITIES                     (252,605)
                                                  ------------
COMPREHENSIVE INCOME                              $  1,723,086
                                                  ============


         The accompanying notes are an integral part of these statements.

CONCORD BEVERAGE COMPANY AND THE VINTAGE
BEVERAGE SEGMENTS OF ITS AFFILIATES

COMBINED BALANCE SHEET

As of September 30, 2000



ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                  $ 5,590,938
Marketable securities                                        1,463,085
Accounts receivable
 Trade, net                                                  6,337,921
 Affiliates                                                  1,156,403
 Other                                                       2,272,448
Inventories (Note 2)                                         8,409,318
Prepaid expenses                                                56,175
                                                           -----------

TOTAL CURRENT ASSETS                                        25,286,288
                                                           -----------



PROPERTY, PLANT AND EQUIPMENT, NET (NOTE 3)                  6,471,579
                                                           -----------


OTHER ASSETS:
Deferred charges and other costs, net of accumulated
 amortization of $8,788,043 for 1999 and
 $7,275,644 for 1998                                         4,509,031
Construction-in-progress                                       525,723
Pallets                                                        841,761

Security deposits and other assets                              34,448
                                                           -----------

TOTAL OTHER ASSETS                                           5,910,963
                                                           -----------



TOTAL ASSETS                                               $37,668,830
                                                           ===========



        The accompanying notes are an integral part of these statements.

CONCORD BEVERAGE COMPANY AND THE VINTAGE
BEVERAGE SEGMENTS OF ITS AFFILIATES

COMBINED BALANCE SHEET

As of September 30, 2000


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of notes payable                                 $        --
Accounts payable:
 Trade                                                             4,677,789
 Affiliates                                                          443,698
Accrued expenses and other current liabilities                     4,527,502
Income taxes payable
                                                                 -----------

TOTAL CURRENT LIABILITIES                                          9,648,989



STOCKHOLDERS' EQUITY:
Common stock:
 Class A, $10 par value, voting,
  Authorized - 10,000 shares
  Issued and outstanding - 5,759 shares                               57,590
 Class B, $10 par value, nonvoting,
  Authorized - 10,000 shares
  Issued - 4,701 shares                                               47,010
Additional paid-in capital                                        10,303,203
Retained earnings                                                 20,536,529
Accumulated other comprehensive income -                                  --
 unrealized gains on securities                                      492,134
Equity in affiliated Vintage Beverage segments of business           459,396
                                                                 -----------
                                                                  31,895,861
Less treasury stock, at cost, 3,351.8 Class B shares               3,876,021

                                                                 -----------
TOTAL STOCKHOLDERS' EQUITY                                        28,019,840
                                                                 -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $37,668,830
                                                                 ===========



        The accompanying notes are an integral part of these statements.

CONCORD BEVERAGE COMPANY AND THE VINTAGE BEVERAGE
SEGMENTS OF ITS AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2000                             09/30/00
---------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                     $ 1,975,691
       Adjustments to reconcile net income to net
                 cash provided by operating activities:
           Depreciation and amortization                                2,435,398
           Proceeds from sale of marketable securities                     25,000
           Net change in operating assets and liabilities:
           (Increase) decrease in:
                 Accounts receivable                                      643,120
                 Inventories                                           (1,160,712)
                 Prepaid expenses                                         397,465
                 Pallets                                                 (557,768)
                 Security deposits and other assets                       (27,404)
           Increase (decrease) in:
                 Accounts payable                                         173,338
                 Accrued expenses and other current liabilities           826,541
                 Income taxes payable                                     (90,197)
                                                                      -----------

       Net Cash Provided by Operating Activities                        4,640,472
                                                                      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures                                              (118,280)
       Distribution to affiliates                                        (110,349)
       Purchase of franchise contracts                                 (1,000,000)
                                                                      -----------
       Net Cash Used in Investing Activities                           (1,228,629)
                                                                      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:                                           0
                                                                      -----------


NET INCREASE IN CASH AND CASH EQUIVALENTS                               3,411,843

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                           2,179,095
                                                                      -----------

CASH AND CASH EQUIVALENTS - END OF YEAR                               $ 5,590,938
                                                                      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
       Cash paid during the period for:
           Interest                                                   $        --
           Income taxes                                                   248,000


        The accompanying notes are an integral part of these statements.

CONCORD BEVERAGE COMPANY AND THE VINTAGE BEVERAGE
SEGMENTS OF ITS AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

For the nine months ended September 30, 2000



NOTE 1 - BASIS OF PRESENTATION

The unaudited combined financial statements have been prepared in accordance with United States ("U.S.") generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all information and notes presented in the annual consolidated financial statements in conformity with U.S. GAAP. In the opinion of management, the statements reflect all adjustments that are necessary for a fair statement of the results for the interim periods presented. All such adjustments are of a normal recurring nature.

The results for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year.


NOTE 2 - INVENTORIES

Inventories consist of the following:

Finished goods                                                    $ 4,614,982
Raw materials                                                       3,386,533
Other                                                                 408,803
                                                                  ------------
                                                                  $ 8,409,318
                                                                  ============


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Cost                                                              $31,846,320
Accumulated depreciation                                          (25,374,741)
                                                                  ------------
                                                                  $ 6,471,579
                                                                  ============